Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Conrad R Huss, Acting President, and Chief Executive Officer, of Cruzani, Inc. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, the Amendment No. 1 to Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q/A fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Dated:  August 17, 2020

/s/ Conrad R Huss
Conrad R Huss
President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.